UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2008 (May 22, 2008)

SPICY PICKLE FRANCHISING, INC.
(Exact name of registrant as specified in charter)

Colorado (State or other jurisdiction of incorporation)	000-53000 (Commission File Number)	38-3750924 (IRS Employer Identification Number)

90 Madison Street, Suite 700
Denver, Colorado 80206
(Address of principal executive offices)

Registrant’s telephone number, including area code: (303) 297-1902

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

INFORMATION TO BE INCLUDED IN REPORT

This Form 8-K and other reports filed by the Company from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward-looking statements and information that are based upon beliefs of, and information currently available to, the Company’s management as well as estimates and assumptions made by the Company’s management. When used in the Filings, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to the Company or the Company’s management identify forward-looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Company’s industry, operations and results of operations and any businesses that may be acquired by the Company. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

As reported on the Current Report on Form 8-K filed on December 19, 2007 (as amended on December 27, 2007) by Spicy Pickle Franchising, Inc. (the “Company”), on December 14, 2007, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) and related transaction documents with 14 accredited investors (the “Purchasers”), two of whom are directors of the Company, pursuant to which the Company issued and sold to the Purchasers an aggregate of 705 shares of the Company’s Series A Variable Rate Convertible Preferred Stock, par value $0.001 per share, and warrants (the “Warrants”) to purchase an aggregate of 5,287,500 shares of common stock of the Company, par value $0.001 per share, for an aggregate purchase price of $5,992,500.

On May 22, 2008, the Company and the Purchasers entered into Amendment No. 1 to Securities Purchase Agreement (the “Amendment”), which redefines the term “Exempt Issuance” as used in the Purchase Agreement and the Warrants issued under the Purchase Agreement. The full text of the Amendment is filed as an exhibit hereto and incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description

10.1	Amendment No. 1 to Securities Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPICY PICKLE FRANCHISING, INC.

By:	/s/ Marc Geman
Marc Geman
Chief Executive Officer
Dated: May 23, 2008